United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 20, 2022

Date of Report (Date of earliest event reported)

Agrico Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40586	98-1551728
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (346) 800-5508

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RICO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one ordinary share	RICOW	The Nasdaq Stock Market LLC
Units, each consisting of one ordinary share and one-half of one redeemable warrant	RICOU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2022, Agrico Acquisition Corp. (the “Company”) entered into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”) to amend and restate the warrant agreement, dated July 7, 2021 (the “Original Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, in order to correct certain omitted language and other typographical errors found in the Original Agreement. In particular, the Amended and Restated Warrant Agreement clarifies that the Company’s private warrants and working capital warrants, if any, are identical to the public warrants that were included as part of the units sold in the Company’s initial public offering.

The Amended and Restated Warrant Agreement is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Warrant Agreement, dated as of April 20, 2022, by and among the Company and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRICO ACQUISITION CORP.

	By:	/s/ Brent de Jong
		Name:	Brent de Jong
		Title:	Chief Executive Officer

Dated April 20, 2022

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